Exhibit 32.1
CERTIFICATION
Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Guardian Zone Technologies, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that this Amendment No. 1 to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Amendment No. 1”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Amendment No. 1 fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the period presented in the Amendment No. 1.

Dated: August 8, 2008	/s/ Thomas J. Radu
Thomas J. Radu
Chief Executive Officer

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Amendment No. 1 or as a separate disclosure document.